Exhibit 99.1

News Release	Zep Inc.
1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318
www.zepinc.com

Company Contact:

Jill Gilmer

Zep Inc.

404-605-8614

Zep Inc. Reports First Quarter Results; Investments in Long-Term

Growth and Profitability Continue

¡	Lower sales volume, increased raw material costs, and $1.9 million restructuring charge led to $0.8 million first quarter operating loss
¡	Year-over-year non-sales headcount cut by 7.3%; additional cost-containment efforts underway
¡	Continued progress on long-term revenue and cost initiatives in all channels
¡	Remains committed to long-term financial objectives

Atlanta, GA, January 9, 2009 – Zep Inc. (NYSE: ZEP), a leading producer, marketer, and service provider of a wide range of cleaning and maintenance solutions, today announced financial results for its fiscal quarter ended November 30, 2008. The Company reported a net loss for the first quarter of $1.5 million, or $0.07 per diluted share. This net loss included the Company’s previously announced, pre-tax restructuring charge of $1.9 million, or $0.06 per diluted share, related to further non-sales headcount reductions. Net income reported in the first quarter of fiscal 2008 was $6.3 million, or $0.30 per diluted share.

Zep Inc. reported a loss from operations of $0.8 million during the first quarter of fiscal year 2009 compared to an operating profit in the first quarter of fiscal year 2008 of $10.8 million. The Company’s first quarter operating results were adversely affected by lower sales volumes resulting from the global economic slowdown, higher raw materials costs, which increased $8.3 million compared to the prior year period, and costs incurred to further streamline its overhead structure. Excluding the $1.9 million restructuring charge, the Company generated an operating profit of $1.1 million during the three months ended November 30, 2008.

John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc., stated, “We are facing a new economic reality – a broad-based recession that is significantly impacting most of the customer segments we serve, resulting in weaker demand for our products. Additionally, continued high raw material prices and the ongoing implementation of our strategic initiatives adversely impacted our profitability during the quarter. While we planned for a challenging first quarter, the depth and breadth of this recession is much more severe than what we had anticipated. However, we continue to maintain a strong balance sheet and liquidity position, which together we believe provide adequate resources to operate the business and continue executing our strategic initiatives.”

Mr. Morgan continued, “Furthermore, despite very recent declines in oil prices, the cost of chemical commodities affecting our business did not decline in the quarter. While some of our existing suppliers have found ways to reduce prices, these efforts have proven insufficient. Therefore, we have aggressively begun to evaluate potential new suppliers and expect to see some benefit from these efforts as we enter our third fiscal quarter. The price increases we have been able to implement have not been sufficient to offset the continued rise in raw material costs that we experienced in our recent quarter, thereby putting added emphasis on our efforts to achieve additional reductions in raw material costs.”

“During the past fiscal year, we reduced non-sales headcount by 7.3%, and in the first quarter of fiscal year 2009 initiated additional actions to reduce non-sales headcount by at least another 5% by the end of our second quarter. While we will continue to aggressively examine all options to reduce cost, we are currently planning to make continued investments in our overall business, with a particular emphasis on our sales force and product innovation to enhance our long-term value” added Mr. Morgan.

First Quarter Results

Net sales were $129.2 million during the first three months of fiscal year 2009 compared with $143.6 million in the comparable prior year period, representing a decrease of $14.4 million, or 10.0%. During the quarter, the Company realized higher year-over-year selling prices of approximately $5.2 million, primarily from its domestic markets. However, weakening demand in each of its markets resulted in volume-related sales declines of $16.2 million. Unfavorable foreign currency translation on international sales negatively impacted total net sales by $3.4 million compared with the prior year period.

Gross profit margins were 52.5% in the first three months of fiscal year 2009 compared with 58.1% in the prior year comparable period. The cost of raw materials used in its production increased throughout fiscal year 2008. The impact of numerous months of escalating raw material costs, which have only partially been recaptured through price adjustments, began fully impacting the Company’s operating results during the first quarter of fiscal year 2009.

Strategic Initiatives Update

Mr. Morgan said, “Although the current economy creates a difficult business environment, we remain confident that our transformation, which began following a successful spin-off last year, will create long-term value for shareholders. Specifically, we are continuing to invest in simplifying and growing the core business in support of our Zep Rep model, we are expanding our retail sales, and we are continuing our entry into industrial distribution.”

“While decentralizing our business has undoubtedly added costs in the short-run, I remain confident that bringing decision making authority closer to our customers will improve results and encourage a culture of continuous improvement. We will continue our efforts to grow our Industrial and Institutional sales force, focusing on recruiting sales representatives with proven track records. We look forward to expanding growth opportunities for the Zep Commercial brand into retail channels. Finally, while the current environment makes it difficult for distributors to add inventory, we remain confident and committed to growing our Zep Professional product sales,” concluded Mr. Morgan.

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The unaudited consolidated and combined financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are supplemented by a table of adjusted operating results, which includes non-GAAP financial information referenced in this press release, including adjusted operating profit. This non-GAAP financial information is provided to enhance the overall understanding of the Company’s current financial performance and prospects for the future. Specifically, management believes the non-GAAP financial information provides useful information to investors by excluding or adjusting certain items affecting reported operating results that were unusual and not indicative of the Company’s core operating results. This non-GAAP financial information should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The non-GAAP financial information included in this earnings release has been reconciled to the nearest GAAP measure.

A full discussion of the Company’s long-term objectives and financial goals may be found in its Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The Forms 10-K and 10-Q are available via the Company’s website at www.zepinc.com.

Conference Call

As previously announced, the Company will host a conference call to discuss first quarter results on Monday, January 12 at 8:30 AM ET. Interested parties may listen to this call live or hear a replay at the Company’s website: www.zepinc.com.

About Zep Inc.

Zep Inc., with fiscal year 2008 net sales of over $575 million, is a leading producer, marketer, and service provider of a wide range of cleaning and maintenance solutions for commercial, industrial, institutional, and consumer end-markets. Zep’s product portfolio includes anti-bacterial and industrial hand care products, cleaners, degreasers, deodorizers, disinfectants, floor finishes, sanitizers, and pest and weed control products. The Company markets these products and services under well recognized and established brand names, such as Zep(R), Zep Commercial(R), Zep Professional, Enforcer(R), National Chemical(R), and Selig(TM), some of which have been in existence for more than 70 years. Zep is headquartered in Atlanta, Georgia. Visit the Company’s website at www.zepinc.com.

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This release contains, and other written or oral statements made by or on behalf of us may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we, or the executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “anticipates,” and similar terms that relate to future events, performance, or results of the Company.

Examples of forward-looking statements in this press release include: the belief that we are facing a new economic reality and any statements regarding the impact this environment has had or could have on our current and/or future financial results; the belief that we have adequate liquidity to operate our business; the expectation that we will see a benefit from negotiations with suppliers during our third fiscal quarter; statements regarding the execution of our non-sales headcount reduction; the expectation that we will continue to make investments in our sales force; and the belief that decentralization efforts will have a favorable impact on our financial results and the Company’s culture.

The Company’s forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience and the historical experience of Acuity Brands, Inc. as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•	customer and supplier relationships and prices;

•	competition;

•	ability to realize anticipated benefits from strategic planning initiatives and timing of benefits;

•	market demand; and

•	litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1a. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2008, which is incorporated herein by reference.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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Zep Inc.

CONSOLIDATED AND COMBINED BALANCE SHEETS

(In thousands, except share and per-share data)

	NOVEMBER 30, 2008	AUGUST 31, 2008
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$7,165	$14,528
Accounts receivable, less reserve for doubtful accounts of $3,279 at November 30, 2008 and $3,329 at August 31, 2008	84,406	99,101
Inventories	51,141	50,782
Deferred income taxes	6,861	6,614
Prepayments and other current assets	7,466	7,300

Total Current Assets	157,039	178,325

Property, Plant, and Equipment, at cost:
Land	3,259	3,295
Buildings and leasehold improvements	54,329	53,952
Machinery and equipment	82,116	82,692

Total Property, Plant, and Equipment	139,704	139,939
Less – Accumulated depreciation and amortization	85,394	85,327

Property, Plant, and Equipment, net	54,310	54,612

Other Assets:
Goodwill	31,167	32,034
Intangible assets	84	90
Deferred income taxes	7,113	7,387
Other long-term assets	1,613	1,623

Total Other Assets	39,977	41,134

Total Assets	$251,326	$274,071

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$7,000	$12,000
Accounts payable	37,882	46,120
Accrued compensation	15,273	21,376
Other accrued liabilities	18,836	27,223

Total Current Liabilities	78,991	106,719
Long-Term Debt	59,450	47,150

Deferred Income Taxes	355	410

Self-Insurance Reserves, less current portion	7,785	7,748

Other Long-Term Liabilities	12,975	12,327

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 21,067,824 issued and outstanding at November 30, 2008, and 20,957,916 issued and outstanding at August 31, 2008	211	210
Paid-in capital	76,369	75,025
Retained earnings	6,825	9,264
Accumulated other comprehensive income items	8,365	15,218

Total Stockholders’ Equity	91,770	99,717

Total Liabilities and Stockholders’ Equity	$251,326	$274,071

Zep Inc.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per-share data)

	THREE MONTHS ENDED NOVEMBER 30
	2008	2007
Net Sales	$129,161	$143,576
Cost of Products Sold	61,360	60,143

Gross Profit	67,801	83,433
Selling, Distribution, and Administrative Expenses	66,668	72,671
Restructuring Charge	1,895	—

Operating (Loss) Profit	(762)	10,762
Other Expense:
Interest expense, net	558	1,060
Loss on foreign currency transactions	1,095	84
Miscellaneous expense (income), net	38	(165)

Total Other Expense	1,691	979

(Loss) Income before Provision for Income Taxes	(2,453)	9,783
(Benefit) Provision for Income Taxes	(908)	3,503

Net (Loss) Income	$(1,545)	$6,280

Earnings Per Share:
Basic (Loss) Earnings per Share	$(0.07)	$0.30

Basic Weighted Average Number of Shares Outstanding	20,976	20,811

Diluted (Loss) Earnings per Share	$(0.07)	$0.30

Diluted Weighted Average Number of Shares Outstanding	20,976	20,993

Dividends Declared per Share	$0.04	$—

Zep Inc.

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	THREE MONTHS ENDED NOVEMBER 30
	2008	2007
Cash Provided by (Used for) Operating Activities:
Net (loss) income	$(1,545)	$6,280
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	1,705	1,628
Excess tax benefits from share-based payments	(731)	—
Other non-cash charges	498	374
Deferred income taxes	(29)	(268)
Change in assets and liabilities, net of effect of acquisitions and divestitures -

Accounts receivable	10,599	3,053
Inventories	(2,031)	(3,956)
Prepayments and other current assets	(377)	(3,663)
Accounts payable	(7,087)	(4,259)
Accrued compensation and other current liabilities	(12,593)	(5,059)
Self insurance and other long-term liabilities	684	214
Other assets	(130)	158

Net Cash Used for Operating Activities	(11,037)	(5,498)

Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(2,037)	(1,416)
Other investing activities	107	113

Net Cash Used for Investing Activities	(1,930)	(1,303)

Cash Provided by (Used for) Financing Activities:
Proceeds from revolving credit facility	27,300	72,000
Payment to Acuity Brands, Inc. upon separation	—	(62,500)
Repayments of borrowings from revolving credit facility	(20,000)	(11,231)
Employee stock issuances	122	—
Excess tax benefits from share-based payments	731	—
Dividend payments	(893)	—
Net activity with Acuity Brands, Inc. prior to separation	—	5,634

Net Cash Provided by Financing Activities	7,260	3,903

Effect of Exchange Rate Changes on Cash	(1,656)	520

Net Change in Cash and Cash Equivalents	(7,363)	(2,378)
Cash and Cash Equivalents at Beginning of Period	14,528	9,142

Cash and Cash Equivalents at End of Period	$7,165	$6,764

Zep Inc.

RECONCILIATION OF NON-GAAP MEASURES

(In thousands, except per-share data)

	THREE MONTHS ENDED NOVEMBER 30,
	2008	2007
Reported (GAAP) Operating Profit	$(762)	$10,762
Restructuring Charge(a)	1,895	—

Adjusted Operating Profit(b)	$1,133	$10,762

(a)

During the first quarter of fiscal year 2009, Zep’s management initiated actions necessary to reduce non-sales headcount by 5%. Accordingly, we recorded a net pretax charge of $1.9 million during the three months ended November 30, 2008. This charge was entirely composed of severance related costs. We believe it is useful to exclude this restructuring charge from reported operating profit as it is unrelated to our core operating performance.

(b)

This non-GAAP financial measure has been provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.

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